UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

ELIZABETH ARDEN, INC.

(Exact name of Registrant as specified in its charter)

FLORIDA	1-6370	59-0914138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Southwest 145th Avenue, Suite #200, Pembroke Pines, Florida 33027

(Address of principal executive offices, including zip code)

(954) 364-6900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Merger Agreement

On June 16, 2016, Elizabeth Arden, Inc. (the “Company”), Revlon, Inc., a Delaware corporation (“Ultimate Parent”), Revlon Consumer Products Corporation, a Delaware corporation and wholly-owned subsidiary of Ultimate Parent (“Operating Parent” and, collectively with Ultimate Parent, “Parent”), and RR Transaction Corp, a Florida corporation and a wholly owned direct subsidiary of Operating Parent (“Acquisition Sub”), entered into an Agreement and Plan of Merger, pursuant to which, subject to the satisfaction or waiver of certain conditions, Acquisition Sub will merge with and into the Company (the “Merger”). As a result of the Merger, Acquisition Sub will cease to exist and the Company will survive as a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, upon the consummation of the Merger (the “Effective Time”), (i) each share of common stock of the Company (“Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, Parent or Acquisition Sub) will be converted into the right to receive $14.00 in cash (the “Merger Consideration”), (ii) each option to purchase shares of Common Stock (each, a “Company Option”) that is outstanding and unexercised (whether vested or unvested) immediately prior to the Effective Time will be canceled and exchanged for the right to receive a cash payment equal to the product of (x) the number of shares of Common Stock subject to such Company Option and (y) the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock subject to such Company Option, and (iii) each restricted share unit award under any of the Company’s stock plans that is outstanding immediately prior to the Effective Time will become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration, in each case, less any required withholding taxes and without interest. Immediately prior to the Effective Time, the Company will redeem all issued and outstanding shares of the Series A Serial Preferred Stock of the Company (“Series A Preferred Stock”) and all outstanding warrants for the purchase of Common Stock will be canceled in accordance with the Repurchase and Warrant Cancellation Agreement (as summarized below). Parent expects to fund the Merger Consideration with new debt incurred pursuant to a debt financing commitment letter.

The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the adoption and approval of the Merger Agreement by the holders of a majority of the outstanding Common Stock and Series A Preferred Stock entitled to vote thereon (voting together and voting as separate classes), (ii) the receipt of certain foreign antitrust approvals and the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of a material adverse effect with respect to the Company, (iv) the absence of certain legal impediments and (v) other customary closing conditions, including (x) the accuracy of the representations and warranties of the other party (subject to certain specified standards) and (y) the performance in all material respects by the other party of its obligations under the Merger Agreement. The Merger is not conditioned upon Parent’s receipt of financing.

The Merger Agreement contains various representations and warranties and covenants of the Company, Parent and Acquisition Sub. These covenants include interim operating covenants that, subject to certain exceptions, (i) require the Company (and its subsidiaries) to operate in the ordinary course of business and in a manner consistent with past practice, (ii) require the Company (and its subsidiaries) to use commercially reasonable efforts to (a) preserve intact the Company’s and its subsidiaries’ business organization and reputation, (b) keep available the services of their key managers, key officers and key employees and (c) maintain existing relations and goodwill with governmental authorities, material customers, material suppliers, material creditors, material lessors, material licensors and other persons having significant business relationships with the Company and (iii) restrict the Company’s ability to take certain actions prior to the Effective Time without Parent’s consent (which consent shall not be unreasonably withheld, delayed or conditioned). Parent has also agreed to use commercially reasonable efforts to obtain the debt financing contemplated by a debt financing commitment letter, or such alternative financing as contemplated by the Merger Agreement.

The Merger Agreement generally prohibits the Company and its representatives from soliciting alternative acquisition proposals from third parties, including proposals for transactions that (i) would result in a person or group acquiring securities representing more than 20% of the outstanding shares of any class of voting securities of the Company or (ii) involve the acquisition or disposition of any assets or business of the Company or its subsidiaries (whether in a single transaction or a series of related transactions) (a) that constitutes or accounts for more than 20% of the consolidated net revenues of the Company or (b) for a price that is more than 20% of the enterprise value of the Company giving effect to the amount of Merger Consideration (an “Acquisition Proposal”). The Merger Agreement restricts the ability of the Company and its representatives to furnish non-public information to, or to participate in any discussions or negotiations with, any third party with respect to any Acquisition Proposal, subject to certain limited exceptions.

The Merger Agreement also contains covenants that require (i) the Company to file a proxy statement with the SEC and hold a shareholder meeting with respect to obtaining approval for the Merger Agreement and (ii) the Company’s Board of Directors (the “Company Board”) to recommend that the Company’s shareholders adopt the Merger Agreement, in each case, subject to certain limited exceptions. At any time prior to receipt of the requisite shareholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, the Company Board is permitted to change its recommendation to the Company’s shareholders in response to (i) an unsolicited Acquisition Proposal that the Company Board has concluded in good faith after consultation with the Company’s outside counsel and financial advisors constitutes a Superior Proposal (as defined in the Merger Agreement) (taking into account all amendments or revisions to this Agreement proposed by Parent) or (ii) in response to an Intervening Event (as defined in the Merger Agreement), in each case, if the Company Board has concluded in good faith after consultation with the Company’s outside counsel and financial advisors that the failure of the Company Board to make such change of recommendation would be inconsistent with the directors’ fiduciary duties under applicable legal requirements. In addition, at any time prior to the receipt of the requisite shareholder approval, in certain circumstances and after following certain procedures set forth in the Merger Agreement, the Company Board may terminate the Merger Agreement and, as a condition to such termination, substantially concurrently therewith pay the termination fee described below and cause the Company to enter into a definitive written agreement with respect to an Acquisition Proposal if the Company Board determines in good faith, after consultation with the Company’s outside counsel and financial advisors that such Acquisition Proposal constitutes a Superior Proposal (taking into account all amendments or revisions to the Merger Agreement proposed by Parent).

The Merger Agreement contains certain termination rights for both the Parent and the Company, including the ability of either Parent or the Company (subject to certain exceptions) to terminate the Merger Agreement if (i) the Merger is not consummated within six months of the date of the Merger Agreement, (ii) a governmental authority issues an order enjoining the Merger or (iii) the Company’s shareholders do not approve the Merger Agreement. In connection with the termination of the Merger Agreement under specified circumstances, (i) the Company may be required to pay Parent a termination fee of $14.0 million (including in the event Parent terminates the Merger Agreement following an adverse recommendation change by the Company Board or in the event the Company terminates the Merger Agreement in order to enter into an agreement for a Superior Proposal) or (ii) Parent may be required to pay the Company a termination fee of $40.0 million (including in the event the Merger Agreement is terminated under circumstances where all closing conditions have been satisfied but Parent’s debt financing is not available to complete the Merger).

The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of specific dates, are solely for the benefit of the parties, and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to investors or shareholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information relating to the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Merger Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Preferred Stock Repurchase and Warrant Cancellation Agreement

On June 16, 2016, and in connection with the execution of the Merger Agreement, the Company, Parent, Acquisition Sub and the Shareholders entered into a Preferred Stock Repurchase and Warrant Cancellation Agreement (the “Repurchase and Warrant Cancellation Agreement”), pursuant to which, among other things, the Shareholders have agreed to sell and the Company has agreed to purchase immediately prior to the Effective Time all of the 50,000 shares of Series A Preferred Stock beneficially owned by the Shareholders for a cash purchase price equal to 110% of face value of the Series A Preferred Stock beneficially owned by the Shareholders with funds provided by Parent prior to the Effective Time pursuant to the Merger Agreement. Additionally, all outstanding warrants owned by the Shareholders will terminate and be of no further force and effect upon redemption of the Series A Preferred Stock.

The foregoing description of the Repurchase and Warrant Cancellation Agreement does not purport to be complete and is qualified in its entirety by reference to the Repurchase and Warrant Cancellation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On June 16, 2016, the Company Board determined that it was in the best interests of the Company and its shareholders to amend its Amended and Restated By-laws (the “By-laws”) and by resolution authorized, approved and adopted an amendment to the By-laws (the “By-law Amendment”). The By-law Amendment became effective upon the date of the Merger Agreement.

The By-law Amendment provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the Florida Business Corporation Act or the Company’s Articles of Incorporation (the “Articles”) or the By-laws (as either may be amended from time to time), including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles or the By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine shall be the Circuit Civil Complex Litigation Unit (the “Circuit Civil Unit”) of the Circuit Civil Division of the Seventeenth Judicial Circuit Court in and for Broward County, Florida (to the extent that the rules of the Circuit Civil Unit allow for such case to be brought there), or, if the Circuit Civil Unit cannot or otherwise will not take such case, then the general civil division of the Seventeenth Judicial Circuit in and for Broward County, Florida (or, if no state court located within the State of Florida has jurisdiction, the federal district court for the Southern District of Florida). A copy of the By-law Amendment is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Report.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 16, 2016, by and among Elizabeth Arden, Inc., Revlon, Inc., Revlon Consumer Products Corporation and RR Transaction Corp

3.1	Amendment to the Amended and Restated By-Laws of Elizabeth Arden, Inc., dated June 16, 2016

10.1	Preferred Stock Repurchase and Warrant Cancellation Agreement, dated as of June 16, 2016, by and among Elizabeth Arden, Inc., Revlon, Inc., Revlon Consumer Products Corporation, RR Transaction Corp, Nightingale Onshore Holdings, L.P. and Nightingale Offshore Holdings, L.P.

Additional Information and Where to Find It

Elizabeth Arden, Inc. (the “Company”) plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the special meeting of the Company’s stockholders to be held in connection with the transaction (the “Special Meeting”). Promptly after filing its Proxy Statement in definitive form with the SEC, the Company will mail the Proxy Statement to each stockholder entitled to vote at the Special Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the Proxy Statement and any other documents filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov) or by contacting the investor relations department of the Company at 203-682-8200.

Participants in the Solicitation

The Company, its directors and certain executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, together with information regarding Revlon, Inc. (“Revlon”) or any Revlon director or executive officer to the extent they may be deemed participants in the solicitation, will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the Special Meeting. Information relating to the foregoing can also be found in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and in any subsequent Statements of Change in Ownership on Form 4 filed by such individuals with the SEC.

Forward-Looking Statements

Certain statements contained in this filing may be considered “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate such transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining the requisite shareholder approval, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the merger, (ii) the ability of Revlon and the Company to integrate the business successfully and to achieve anticipated synergies, risks and costs, (iii) potential litigation relating to the proposed transaction that could be instituted against Revlon, the Company or their respective directors, (iv) the risk that disruptions from the proposed transaction will harm Revlon’s and the Company’s business, including current plans and operations, (v) the ability of Revlon or the Company to retain and hire key personnel, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (vii) continued availability of capital and financing and rating agency actions, (viii) legislative, regulatory and economic developments, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Revlon’s and/or the Company’s financial performance, (x) certain restrictions during the pendency of the merger that may impact Revlon’s or the Company’s ability to pursue certain business opportunities or strategic transactions and (xi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the Proxy Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Revlon’s or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Revlon nor the Company assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

By:	/s/ E. Scott Beattie
Name:	E. Scott Beattie
Title:	Chairman and CEO

Date: June 16, 2016

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 16, 2016, by and among Elizabeth Arden, Inc., Revlon, Inc., Revlon Consumer Products Corporation and RR Transaction Corp

3.1	Amendment to the Amended and Restated By-Laws of Elizabeth Arden, Inc., dated June 16, 2016

10.1	Preferred Stock Repurchase and Warrant Cancellation Agreement, dated as of June 16, 2016, by and among Elizabeth Arden, Inc., Revlon, Inc., Revlon Consumer Products Corporation, RR Transaction Corp, Nightingale Onshore Holdings, L.P. and Nightingale Offshore Holdings, L.P.